Exhibit 99.B(g)(3)(b)

AMENDED FUND APPENDIX

As of May 22, 2014

VICTORY EMERGING MARKETS SMALL CAP FUND

VICTORY GLOBAL EQUITY FUND

VICTORY INTERNATIONAL FUND

VICTORY INTERNATIONAL SELECT FUND

VICTORY MUNDER INTERNATIONAL FUND-CORE EQUITY

VICTORY MUNDER INTERNATIONAL SMALL CAP FUND

VICTORY MUNDER EMERGING MARKETS SMALL CAP FUND

CITIBANK, N.A.		THE VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND

By:	/s/ DEBORAH MERCER-MILLER	By:	/s/ Christopher K Dyer
Name:	DEBORAH MERCER-MILLER	Name:	Christopher K Dyer
Title:	VICE PRESIDENT	Title:	Secretary
CITI TRANSACTION SERVICES
388 GREENWICH STREET
NEW YORK, NY 10013
212-616-6861

FEE SCHEDULE

THE VICTORY PORTFOLIOS ACTING

FOR AND ON BEHALF OF EACH FUND

Market**	Code	Ccy	Sk (Eq)	Trx (Eq)	Sk (Fi)	Trx (Fi)

ARGENTINA	BUE	USD	10.00	35.00	10.00	35.00
AUSTRALIA	MEL	USD	1.00	15.00	1.00	15.00
AUSTRIA	VIE	USD	2.25	15.00	1.75	15.00
BAHRAIN	BAH	USD	35.00	120.00	35.00	120.00
BANGLADESH	DHA	USD	38.00	130.00	38.00	130.00
BELGIUM	BRU	USD	1.25	17.50	1.00	17.50
BERMUDA	BER	USD	38.00	115.00	38.00	115.00
BOTSWANA	BOT	USD	35.00	115.00	35.00	115.00
BRAZIL	SAO	USD	9.00	28.00	9.00	28.00
BULGARIA	SOF	USD	17.00	130.00	17.00	90.00
CANADA	TOR	USD	0.80	8.00	0.80	8.00
CHILE	SAN	USD	9.00	45.00	9.00	45.00
CLEARSTREAM	CED	USD	2.00	20.00	1.00	7.00
COLOMBIA	BOG	USD	24.00	55.00	24.00	55.00
COSTA RICA	CTR	USD	35.00	60.00	35.00	60.00
CROATIA	ZAG	USD	34.00	70.00	34.00	50.00
CYPRUS	CYP	USD	8.00	17.00	8.00	17.00
CZECH REPUBLIC	PRA	USD	8.00	25.00	8.00	25.00
DENMARK	COP	USD	1.00	18.00	1.00	18.00
DUBAI	UAE	USD	35.00	120.00	35.00	120.00
EGYPT	CAI	USD	15.00	35.00	15.00	35.00
ESTONIA	EST	USD	20.00	20.00	20.00	20.00
EUROCLEAR DEPOSITORY	ECB	USD	2.00	20.00	1.00	7.00
FINLAND	HEL	USD	1.25	17.50	1.25	17.50
FRANCE	PAR	USD	1.00	12.00	1.00	12.00
GERMANY	FFT	USD	1.00	10.00	1.00	10.00
GREECE	ATH	USD	7.00	25.00	7.00	25.00
HONG KONG	HKG	USD	2.00	16.00	2.00	16.00
HONG KONG/CHINA-B Shares	CHI	USD	8.00	30.00	8.00	30.00
HUNGARY	BUD	USD	8.00	30.00	8.00	30.00
ICELAND	ICE	USD	4.00	15.00	4.00	15.00
INDIA	BOM	USD	8.00	30.00	8.00	30.00
INDONESIA	JAK	USD	5.00	25.00	5.00	25.00
IRELAND	DUB	USD	1.00	10.00	1.00	10.00
ISRAEL	TEL	USD	8.50	35.00	8.50	35.00
ITALY	MIL	USD	1.00	10.00	1.00	10.00
JAPAN	TOK	USD	1.00	12.50	1.00	12.50
JORDAN	AMM	USD	35.00	95.00	35.00	95.00
KAZAKHSTAN	KZT	USD	35.00	120.00	35.00	120.00
LATVIA	RIG	USD	17.00	25.00	17.00	25.00
LITHUANIA	LIT	USD	20.00	30.00	20.00	30.00
MALAYSIA	KUL	USD	4.00	30.00	4.00	30.00
MALTA	MAL	USD	18.00	75.00	18.00	75.00
MAURITIUS	MAU	USD	35.00	120.00	35.00	120.00
MEXICO	MEX	USD	2.50	14.00	2.50	14.00
MOROCCO	CAS	USD	27.00	70.00	27.00	70.00
NETHERLANDS	AMS	USD	1.00	10.00	1.00	10.00

NEW ZEALAND	AUK	USD	1.75	17.50	1.75	17.50
NORWAY	OSL	USD	1.00	18.00	1.00	18.00
OMAN	OMR	USD	35.00	120.00	35.00	120.00
PAKISTAN	KAR	USD	15.00	50.00	15.00	50.00
PALESTINE	PAL	USD	30.00	100.00	30.00	100.00
PHILLIPPINES	MAN	USD	5.00	25.00	5.00	25.00
POLAND	WAR	USD	9.00	30.00	7.50	30.00
PORTUGAL	LIS	USD	5.00	20.00	5.00	20.00
QATAR	DOH	USD	35.00	120.00	35.00	120.00
ROMANIA	BUC	USD	15.00	55.00	15.00	55.00
RUSSIA	MOS	USD	14.00	70.00	10.00	50.00
SINGAPORE	SIN	USD	2.00	20.00	2.00	20.00
SLOVAKIA	BRA	USD	20.00	45.00	20.00	45.00
SLOVENIA	LJU	USD	30.00	80.00	30.00	80.00
SOUTH AFRICA	JOH	USD	2.00	15.00	2.00	15.00
SOUTH KOREA	SEO	USD	5.00	17.50	5.00	17.50
SPAIN	MAD	USD	1.00	15.00	1.00	15.00
SRI LANKA	COL	USD	12.00	65.00	12.00	65.00
SWEDEN	STO	USD	1.00	14.00	1.00	14.00
SWITZERLAND	ZUR	USD	1.00	10.00	1.00	10.00
TAIWAN	TAI	USD	8.00	30.00	8.00	30.00
THAILAND	BAN	USD	8.00	25.00	8.00	25.00
TUNISIA	TUN	USD	40.00	35.00	30.00	35.00
TURKEY	IST	USD	8.00	25.00	8.00	25.00
UKRAINE	UKR	USD	75.00	110.00	15.00	85.00
UNITED KINGDOM	LON	USD	0.50	7.00	0.50	7.00
UNITED STATES	NYK	USD	0.19	4.50	0.19	4.50
VENEZUELA	CAR	USD	35.00	100.00	35.00	100.00
ZIMBABWE	ZIM	USD	45.00	150.00	45.00	150.00
VIETNAM	HAN	USD	25.00	70.00	25.00	70.00
PERU	LIM	USD	24.00	45.00	24.00	45.00

** For Clearstream Vestima and Euroclear Fundsettle pricing refers only to Safekeeping and settlement of Collective Investment assets and not those of Equities

Fees (USD)
* Additional Standard fees are as follows (International):
Manual instruction (Fax / Telex): additional per settlement	20.00
Late instruction: additional per settlement	15.00
Cancellations: per instruction	15.00
Free Cash Receipt	10.00
Free Cash Payment	10.00
Repair of Electronic instruction: additional per item	15.00
Corporate Action processing per event (per account)	waived
Income Processing per event (per account)	waived
Proxy Voting (per event notification)	15.00
Proxy Voting (per Vote instruction per client)	15.00
Delivery by Volume (DBV) Note: Subject to GPM approval for ALL deals	waived
Block Trading (applied to the second and each additional “legs” settled)	waived
Monthly Account Maintenance (Per account)	100.00
Same Day Settlement	20.00

Fees (USD)
* Additional Standard fees are as follows (United States)
Manual instruction (Fax / Telex): additional per settlement	15.00
Late instruction: additional per settlement	5.00
Physical Settlements	15.00
Cancellations: per instruction	5.00
Free Cash Receipt	5.00

Free Cash Payment	5.00
Repair of Electronic instruction: additional per item	10.00
Corporate Action processing per event (per account)	waived
Income Processing per event (per account)	waived
Proxy Voting (per event notification)	N/A
Proxy Voting (per Vote instruction per client)	N/A
Delivery by Volume (DBV) Note: Subject to GPM approval for ALL deals	waived
P & I PAYDOWNS (MBS AGENCY, CMO ASSET BACKED, MEIC, PF	5.00
Monthly Account Maintenance (Per account)	20.00

Fees (USD)
Taxation Services
Retrospective Tax Reclaim (per submission)	130.00
ADR statements	130.00
Exceptional certification and issuance of documentation	130.00
Business As Usual Tax Reclaim (per submission by post)	25.00
Business As Usual Tax Reclaim (per submission by electronic means)	15.00
Stamp Duty Tax Reclaims (SDTR)	25.00

Out-of-Pocket expenses:
All charges will be payable by the client where appropriate. These include, but are not limited to:
Re-registration fees
Stamp duties
Crest Fines / Fines from any other Depository
Depository charges (ICSD Euclid reporting, account maintenance fees etc)
Fiscalization Levies
Notarization and consularization fees
Stock certificate splits
Crossing of Stocks
Turnover Taxes
Scrip Fees
Transportation / courier / postage charges

Unpriced Securities:
Bonds will be priced at Par and the Basis Point charge per market applied as per normal.
Equities will be priced at $1.00 per share and the Basis Point charge per market applied as per normal.

/s/ Carey Ryan
Vice President
GTS/Global Custody
388 Greenwich Street/14th FL
212-816-6820